Exhibit 1.1

Antero Midstream Partners LP

Common Units  Representing Limited Partner Interests

Having an Aggregate Gross Sales Price of up to $250,000,000

AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

May 11, 2017

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

MUFG Securities Americas Inc.

SunTrust Robinson Humphrey, Inc.

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Antero Midstream Partners LP, a Delaware limited partnership (the “Partnership”), and Antero Midstream Partners GP LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner” and, together with the Partnership, the “Partnership Parties”), confirm their agreement (this “Agreement”) with each of Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc. and SunTrust Robinson Humphrey, Inc. (each, a “Manager” and collectively, the “Managers”) as follows:

SECTION 1.  Description of Units.

The Partnership proposes to issue and sell through or to the Managers, each acting as agent and/or principal, common units representing limited partner interests in the Partnership (“Common Units”) having an aggregate gross sales price of up to $250,000,000 (the “Units”) from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement.  For purposes of selling the Units through the Managers, the Partnership hereby appoints each Manager as a sales agent of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and each Manager agrees to use its commercially reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell Units directly to any Manager as principal it will enter into a separate written agreement, in form and substance satisfactory to the Partnership and such Manager, containing the terms and conditions of such sale with such Manager (a “Terms Agreement”).

The Partnership has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-212283), including a base prospectus, relating to the Units to be issued from time to time by the Partnership, and which incorporates by reference documents that the Partnership has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Partnership has prepared a prospectus supplement specifically relating to the Units (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement.  The Partnership will furnish to the Managers, for use by the Managers, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Units.  The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Units, which time shall be considered the “new effective date” of the Registration Statement with respect to the Units within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.  For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Partnership Parties, Antero Midstream LLC, a Delaware limited liability company (“Midstream Operating”), Antero Treatment LLC, a Delaware limited liability company (“Antero Treatment”), Antero Water LLC, a Delaware limited liability company (“Antero Water”) and Antero Midstream Finance Corporation, a Delaware corporation (“Finance Corp”) are collectively referred to herein as the “Antero Entities.”

This Agreement amends and restates in its entirety that certain Equity Distribution Agreement, dated August 8, 2016, by and among the Partnership, Antero Resources Midstream Management LLC, a Delaware limited liability company and former general partner of the Partnership and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc. and SunTrust Robinson

Humphrey, Inc. (the “ Original Agreement “), which contemplated the issuance and sale of Common Units having an aggregate gross sales price of up to $250,000,000, of which Common Units having an aggregate gross sales price of $66,151,518 were issued and sold pursuant to the Original Agreement. As of the date hereof, Common Units having an aggregate gross sales price of $183,848,482 remain authorized for issuance and sale pursuant to the terms of this Agreement.

SECTION 2.  Representations and Warranties.

The Partnership Parties represent and warrant, jointly and severally, to the Managers as of the date hereof and as of each Representation Date (as defined below), as of each Applicable Time (as defined below) and as of each Settlement Date (as defined below) (in each case as if such representations and warranties were made as of such date, but modified to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date) and agree with the Managers, as follows:

(1)                     Compliance with Registration Requirements.  The offer and sale of the Units has been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Units pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m. (New York City time), on the date of determination of the public offering price for the Units, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any free writing prospectus consented to by the Managers or by the Partnership Parties, as the case may be (a “Permitted Free Writing Prospectus”), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act.  The conditions for the use of Form S-3, as set forth in the General Instructions thereto, and the Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)).  The Registration Statement, as of the date hereof and each Effective Date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Partnership in writing by the Managers expressly for use therein (the “Manager Information”).  For purposes of this Agreement, the only Manager Information so furnished shall be the name of each Manager.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Managers (electronically or otherwise) in connection with the offering of the Units were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus relating to the Units, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by the Managers specifically for use therein.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2)                     Financial Statements.  The historical financial statements and the related notes and supporting schedules thereto included or incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of Regulation

S-X under the Securities Act and present fairly the consolidated financial position of the Partnership and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles accepted in the United States applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein. The other financial information included in the Prospectus has been derived from the accounting records of the Partnership and its subsidiaries and presents fairly in all material respects the information shown thereby.  The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(3)                     No Material Adverse Changes.  Since the date of the most recent audited financial statements included in the Prospectus, (i) there has not been any change in the equity or long-term debt of the Antero Entities, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Antero Entities on any class of equity interests, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Antero Entities taken as a whole; (ii) none of the Antero Entities has entered into any transaction or agreement that is material to the Antero Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Partnership Parties taken as a whole; (iii) none of the Antero Entities has sustained any material loss or interference with its business or operation from fire, explosion, flood or other calamity, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iv) none of the Antero Entities has issued or granted any securities; except in each case as otherwise disclosed in the Prospectus.

(4)                     Organization and Good Standing.  Each of the Antero Entities has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, (A) have a material adverse effect on the business, properties, management, financial position or results of operations of the Antero Entities taken as a whole; (B) materially impair the ability of any of the Antero Entities to perform their respective obligations under this Agreement (each of clause (A) and (B), a “Material Adverse Effect”); or (C) subject the limited partners of the Partnership to any material liability or disability.  Each of the Antero Entities has all power and authority necessary to enter into to own or hold its properties and to conduct the business in which it is engaged as described in the Prospectus.  The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit B hereto.

(5)                     General Partner. The General Partner has full limited liability company power and authority to serve as general partner of the Partnership as disclosed in the Registration Statement and the Prospectus.

(6)                     Ownership of the General Partner. Antero Midstream GP LP, a Delaware limited partnership, owns 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such limited liability company interests is owned free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim (“Liens”) (except for (i) restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement or the Prospectus and (ii) Liens created or arising under the Delaware LLC Act).

(7)                     Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership, with a noneconomic general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Interest free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement or the Prospectus and (ii) Liens created or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(8)                     Ownership of the Incentive Distribution Rights.  Antero IDR Holdings LLC, a Delaware limited liability company (“IDR Holdings”) owns all of the incentive distribution rights as defined in the Partnership Agreement (the “Incentive Distribution Rights”); the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and IDR Holdings owns such Incentive Distribution Rights free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement or the Prospectus and (ii) Liens created or arising under the Delaware LP Act).

(9)                     Ownership of the Sponsor Units. As of the date hereof, Antero Resources Corporation, a Delaware corporation (“Antero”) owns 108,870,335 Common Units in the Partnership (the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Antero owns such Sponsor Units free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement or the Prospectus, (ii) Liens created or arising under the Delaware LP Act and (iii) Liens created or arising under Antero’s revolving credit facility).

(10)              Outstanding Partnership Equity.  As of the date hereof, the issued and outstanding partnership interests of the Partnership consist of (i) 185,841,994 Common Units and the Incentive Distribution Rights, which are the only limited partner interests of the Partnership issued and outstanding, and (ii) the General Partner Interest, which is the only general partner interest of the Partnership issued and outstanding.

(11)              No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement and the Prospectus, including any document incorporated by reference, or as provided in the Organizational Agreements, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any equity securities of any of the Antero Entities pursuant to any of its respective certificate of limited partnership, formation or incorporation, agreement of limited partnership, limited liability company agreement, bylaws or any other organizational documents (the “Organizational Documents”) or any agreement or instrument listed as an exhibit to the Registration Statement to which any of the Antero Entities is a party or by which any of them may be bound. Except as described in the Registration Statement and the Prospectus, including any document incorporated by reference, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(12)              Power and Authority.  Each of the Partnership Parties has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(13)              Duly Authorized and Validly Issued Units.  The Units to be sold by the Partnership and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Managers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(14)              Ownership of Midstream Operating.  The Partnership owns 100% of the limited liability company interests in Midstream Operating; such limited liability company interests have been duly authorized and validly issued in accordance with the Midstream Operating LLC Agreement and are fully paid (to the extent required under the Midstream Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of all Liens (except for (i) restrictions on transferability contained in the Midstream Operating LLC Agreement or as described in the Registration Statement or the Prospectus, (ii) Liens

created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).

(15)              Ownership of Antero Treatment.  The Partnership owns 100% of the limited liability company interests in Antero Treatment; such limited liability company interests have been duly authorized and validly issued in accordance with the Antero Treatment LLC Agreement and are fully paid (to the extent required under the Antero Treatment LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of all Liens (except for (i) restrictions on transferability contained in the Antero Treatment LLC Agreement or as described in the Registration Statement or the Prospectus, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).

(16)              Ownership of Antero Water.  The Partnership owns 100% of the limited liability company interests in Antero Water; such limited liability company interests have been duly authorized and validly issued in accordance with the Antero Water LLC Agreement and are fully paid (to the extent required under the Antero Water LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of all Liens (except for (i) restrictions on transferability contained in the Antero Water LLC Agreement or as described in the Registration Statement or the Prospectus, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).

(17)              Ownership of Finance Corp.  The Partnership owns 100% of the issued and outstanding shares of capital stock of Finance Corp; such capital stock has been duly authorized and validly issued in accordance with the Finance Corp Bylaws and is fully paid and nonassessable; and such shares of capital stock are owned free and clear of all Liens (except for (i) restrictions on transferability contained in the Finance Corp Bylaws or as described in the Registration Statement or the Prospectus, (ii) Liens created or arising under the Delaware General Corporation Law and (iii) Liens created or arising under the Revolving Credit Facility).

(18)              Ownership of Sherwood Midstream Interest.  Midstream Operating owns 50% of the limited liability company interests in Sherwood Midstream LLC, a Delaware limited liability company (“Sherwood Midstream”); such limited liability company interests have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Sherwood Midstream, dated as of February 6, 2017 (the “Sherwood LLC Agreement”) and are fully paid (to the extent required under the Sherwood LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of all Liens (except for (i) restrictions on transferability contained in the Sherwood LLC Agreement or as described in the Registration Statement or the Prospectus, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).

(19)              No Other Subsidiaries.  The General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership, Midstream Operating, Antero Treatment, Antero Water, Finance Corp, Series B of M3 Appalachia Operating, LLC, a Delaware limited liability company (“Stonewall”), Sherwood Midstream, Sherwood Midstream Holdings LLC, a Delaware limited liability company (“Sherwood Holdings”), MarkWest Ohio Fractionation Company, L.L.C., a Delaware limited liability company (together with Stonewall, Sherwood Midstream and Sherwood Holdings, the “JV Entities”). The Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than Midstream Operating, Antero Treatment, Antero Water, Finance Corp and the JV Entities

(20)              Authorization, Execution and Delivery of the Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(21)              No Defaults.  None of the Antero Entities is (i) in violation of its Organizational Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Antero Entities is a party or by which any of the Antero Entities is bound or to which any of the property or assets of any of the Antero Entities is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority; except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(22)              No Conflicts.  The execution, delivery and performance of this Agreement, the sale of the Units and the consummation of the other transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Antero Entities, or to the knowledge of the Partnership Parties, Sherwood Midstream pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the Antero Entities or Sherwood Midstream is a party or by which any of the Antero Entities or Sherwood Midstream is bound or to which any of the property, right or assets of any of the Antero Entities or Sherwood Midstream is subject; (ii) result in any violation of the provisions of the Organizational Documents of any of the Antero Entities or Sherwood Midstream; or (iii) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(23)              No Consents.  No consent, approval, authorization or order of, or filing, registration or qualification (“consent”) of or with any court or arbitrator or governmental or regulatory authority is required for (i) the execution, delivery and performance by the Partnership Parties of this Agreement; (ii) the sale of the Units as described in the Prospectus; or (iii) the consummation of the transactions contemplated by this Agreement; except (A) such as have been obtained or made prior to the date hereof, (B) for the registration of the Units under the Securities Act and consents as may be required under the Exchange Act, applicable state securities laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Units by the Managers, (C) for such consents that, if not obtained, have not or would not, individually or in the aggregate, have a Material Adverse Effect, and (D) as described in the Registration Statement and the Prospectus.

(24)              Legal Proceedings.  Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any of the Antero Entities is or may be a party, or to which any property, right or asset of the Antero Entities is or may be the subject, that, individually or in the aggregate, if determined adversely to the Antero Entities, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Antero Entities, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(25)              Independent Accountants.  KPMG LLP, which has certified certain financial statements of the Partnership and its subsidiaries is an independent public accounting firm with respect to the Partnership and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and as required by the Securities Act.

(26)              Title to Properties.  Each of the Antero Entities has good and marketable title to, or valid rights to lease or otherwise use, all items of real property and personal property that are material to the respective businesses of the Antero Entities, in each case free and clear of all Liens except those (i) created or arising under the Revolving Credit Facility, (ii) that do not materially interfere with the use made and proposed to be made of such property by the Antero Entities or (iii) that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(27)              Rights-of-Way.  Each of the Antero Entities, directly or indirectly, has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to the limitations described in the Registration Statement and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Antero Entities has fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material

Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(28)              Intellectual Property.  Each of the Antero Entities own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(29)              No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Antero Entities, on the one hand, and the directors, officers, unitholders, holders of equity interests or other affiliates of the Antero Entities, on the other hand, that is required by the Securities Act to be described in the Prospectus which is not so described.

(30)              Investment Company Act.  None of the Antero Entities is and, upon the sale of the Units to the Managers as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds,” none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(31)              Taxes.  Except as disclosed in the Prospectus, each of the Antero Entities has paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, and except as otherwise disclosed in the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Antero Entities or any of their respective properties or assets.

(32)              Licenses and Permits.  Each of the Antero Entities possesses all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities (“Permits”) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Antero Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except as described in the Prospectus and except that could not reasonably be expected to have a Material Adverse Effect.

(33)              No Labor Disputes.  No labor disturbance by, or dispute with, the employees of the Antero Entities exists or, to the knowledge of each of the Partnership Parties, is contemplated or threatened, and the Partnership is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of the Antero Entities, in each case except as could not reasonably be expected to have a Material Adverse Effect.

(34)              Environmental Laws.  Except as described in the Prospectus: (i) the Antero Entities (x) are and, during the relevant time periods specified in all applicable statutes of limitations, have been in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety (to the extent such human health or safety protection is related to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) have not received any written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Antero Entities, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) there are no proceedings that are pending or, to the knowledge of the Partnership Parties, threatened against the Antero Entities under any Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

(35)              Compliance with ERISA.  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Partnership or any of its affiliates for employees or former employees of the Partnership and its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA; and neither the Partnership nor any of its subsidiaries has any reasonable expectation of incurring any liabilities under Title IV of ERISA.

(36)              Disclosure Controls.  The Antero Entities maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act)

that is designed to ensure that information required to be disclosed by the Antero Entities in reports that the Partnership files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Partnership’s management, including the principal executive officer(s) and principal financial officer(s) of the General Partner, as appropriate to allow timely decisions regarding required disclosure to be made.  The Partnership’s disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.  The Antero Entities will carry out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(37)              Accounting Controls.  The Antero Entities maintain systems of “internal control over financial reporting” (as such term is defined in Rule 15d-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the General Partner’s principal executive officer(s) and principal financial officer(s), to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Partnership’s consolidated financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP, there were no material weaknesses in the internal controls of the Antero Entities.

(38)              Insurance.  Each of the Antero Entities have insurance covering their respective properties, operations, personnel and businesses, which insurance is in reasonable amounts and insures against such losses and risks as are reasonably adequate to protect the Antero Entities and their respective businesses; and none of the Antero Entities has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures (other than the payment of premiums due) are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(39)              No Unlawful Payments.  None of the Antero Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person acting on behalf of the Antero Entities, has (i) used its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(40)              Compliance with Money Laundering Laws.  The operations of the Antero Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Antero Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Antero Entities, threatened.

(41)              OFAC.  None of the Antero Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the Antero Entities is currently the subject or the target of any sanctions (“Sanctions”) administered or enforced by the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury; and the Partnership will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(42)              No Restrictions on Subsidiaries.  Except as disclosed in the Registration Statement and the Prospectus, no subsidiary of the Partnership is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership.

(43)              No Brokers.  None of the Antero Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(44)              No Integration.  The Partnership has not, directly or through any agent, issued, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the offering and sale of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(45)              Stabilization.  Except as disclosed in the Prospectus, the Partnership and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(46)              Statistical and Market-Related Data.  Nothing has come to the attention of the Partnership Parties that has caused the Partnership Parties to believe that the statistical and market-related data included or incorporated by reference in the Prospectus and the consolidated financial statements included or incorporated by reference in the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(47)              Sarbanes-Oxley.  There has been no failure on the part of the Partnership or any of its directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Partnership, including Section 402 related to loans and Section 302 and 906 related to certifications.

(48)              No Changes in Internal Controls.  Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP, (i) the Antero Entities have not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Antero Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Antero Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(49)              Critical Accounting Policies.  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” set forth or incorporated by reference in the Prospectus accurately and fully describes (i) the accounting policies that the Partnership believes are the most important in the portrayal of the Partnership’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(50)              Contracts to be Described or Filed.  There are no contracts or other documents required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required.

The statements made in the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.  To the Partnership Parties’ knowledge, no other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(51)              Summaries of Law.  The statements made or incorporated by reference in the Registration Statement and the Prospectus under the captions “Business and Properties—Regulation of Operations”; “Business and Properties—Regulation of Environmental and Occupational Safety and Health Matters”; “Business and Properties—Legal Proceedings”; “Conflicts of Interests and Fiduciary Duties”; “Description of the Common Units”; “How We Make Distributions to Our Partners”; “The Partnership Agreement”; and “Material U.S. Federal Income Tax Consequences,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(52)              Additional Registration Statements. Except as described in the Prospectus, including any document incorporated by reference, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Securities Act.

(53)              NYSE Listing of Common Units.  The Units have been approved for listing on the New York Stock Exchange (the “NYSE”).

(54)              Distribution of Offering Materials.  The Partnership has not distributed and will not distribute any offering material in connection with the offering and sale of the Units to be sold hereunder by the Managers as principal or agent for the Partnership, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by the Managers.

(55)              Actively Traded Security.  The Common Units are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(56)              FINRA Matters.  To the knowledge of the Partnership Parties, except as disclosed in the Registration Statement and the Prospectus, no director or officer of the Partnership Parties has any association with any FINRA member.

Any certificate signed by any officer of the General Partner and delivered to the Managers or to counsel for the Managers shall be deemed a representation and warranty by the Partnership Parties to the Managers as to the matters covered thereby.

SECTION 3.  Sale and Delivery to the Managers; Settlement.

(a)                                 Sale of Units.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell from time to time through the Managers, acting as sales agents, or directly to the Managers acting as principals, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms:

(1)                     The Units are to be sold by any one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as authorized representatives of the Partnership on Exhibit A hereto (which may be updated from time to time by a certificate from the Partnership to the Managers) (the “Authorized Partnership Representatives”) has instructed any of the individuals listed as authorized representatives of such Manager on Exhibit A hereto (which may be updated from time to time by a certificate from such Manager to the Partnership) (the “Authorized Manager Representatives”) by telephone (confirmed promptly by electronic mail) to make such sales, (C) the Partnership has satisfied its obligations under Section 6 of this Agreement and (D) no Manager shall have an obligation to offer or sell any Units in the event an offer or sale of the Units on behalf of the Partnership may, in the judgment of such Manager, constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, or such Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means set forth under Section 3(a)(4) hereof. The Partnership will designate (i) the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and (ii) the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the prevailing market price for the Partnership’s Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units.  For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single trading day.

(2)                     The Partnership acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling  Units, (ii) no Manager will incur any liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Units as required under this Section 3 and (iii) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement.

(3)                     Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct the Authorized Manager Representatives by telephone (confirmed promptly by electronic mail) not to sell Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice. During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4(n)—(p), be deemed to affirm any of the representations or warranties contained in this Agreement, or be obligated to conduct any due diligence session as referred to in Section 4(l) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Representation Date).

(4)                     Subject to the terms of a Terms Agreement, the Managers may sell Units (i) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other trading market for the Common Units, (ii) to or through a market maker, or (iii) directly on or through an electronic communication network, a “dark pool” or any similar market venue.  Subject to the terms of a Terms Agreement, the Managers may also sell Units by any other method permitted by law, including but not limited to in privately negotiated transactions or by such other method as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(5)                     The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in Section 3(b) below. The foregoing rate of compensation shall not apply when any Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.

(6)                     Each Manager acting as sales agent hereunder shall provide written confirmation (which may be by electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units with respect to which such Manager is acting as sales agent are sold under this Section 3(a) setting forth the number of the Units sold on such day, the Gross Proceeds (as defined below), the compensation payable by the Partnership to such Manager with respect to such sales and the Net Proceeds (as defined below) payable to the Partnership.

(b)                                 Settlement of Units.  Settlement for sales of Units pursuant to Section 3(a) will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Partnership on a Settlement Date against receipt of the

Units sold will be equal to either (a) the aggregate sales price received by the Manager acting as sales agent at which such Units were sold (the “Gross Proceeds”), or (b) the Gross Proceeds after deduction for (i) such Manager’s commission, discount or other compensation for such sales payable by the Partnership pursuant to Section 3(a)(5) hereof, (ii) any other amounts due and payable by the Partnership to such Manager hereunder pursuant to Section 5 hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”).

(c)                                  Delivery of Units.  On or before each Settlement Date, the Partnership will, or will cause its transfer agent to, electronically transfer the Units being sold by crediting the applicable Manager’s or its designee’s account (provided such Manager shall have given the Partnership written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Partnership and such Manager which in all cases shall be freely tradable, transferable units eligible for delivery through DTC.  On each Settlement Date, the applicable Manager will deliver the related (a) Gross Proceeds or (b) Net Proceeds, as mutually agreed between the Partnership and the applicable Manager, in same day funds to an account designated by the Partnership on, or prior to, the Settlement Date.  The Partnership agrees that if the Partnership, or its transfer agent (if applicable), defaults in its obligation to deliver Units on a Settlement Date, the Partnership agrees that in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereto, it will (i) indemnify and hold the applicable Manager harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership or its transfer agent and (ii) pay to such Manager any commission to which it would otherwise have been entitled absent such default.  If any Manager breaches this Agreement by failing to deliver Net Proceeds to the Partnership on any Settlement Date for the Units delivered by the Partnership, the Manager will pay, until such Net Proceeds are delivered to the Partnership, the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager. In the event that a Manager delivers the Gross Proceeds to the Partnership at a Settlement Date, such Manager’s commission, discount or other compensation for such sales payable by the Partnership pursuant to Section 3(a)(5) shall be set forth and invoiced in a periodic statement from the Manager to the Partnership and payment of such amounts shall be made promptly by the Partnership after it receipt thereof.

(d)                                 Limitations on Offering Size.  Under no circumstances shall the Partnership cause or request the offer or sale of any Units, if after giving effect to the sale of such Units, the aggregate offering price of the Units sold pursuant to this Agreement would exceed the lesser of (A) the amount available for offer and sale under the currently effective Registration Statement, and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Partnership and notified to the Managers in writing.  Under no circumstances shall the Partnership cause or request the offer or sale of any Units pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Partnership and notified to the Managers in writing. Further, under no circumstances shall the aggregate offering price of Units sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed $250,000,000.

(e)                                  Black-out Limitations. Notwithstanding any other provision of this Agreement, the Partnership shall not offer or sell, or instruct any Manager to offer or sell, any Units through such Manager as agent hereunder (and, by notice to such Manager given by telephone (confirmed promptly by facsimile or email), shall cancel any instructions for any such offer or sale of any Units prior to the commencement of the periods referenced below), and such Manager shall not be obligated to make any such offer or sale of Units, in each case, (i) during any period in which the Partnership is in possession of material non-public information or (ii) except as provided in Section 3(f)(i) hereof, at any time during the period commencing on the 10th business day prior to the time the Partnership issues a press release containing, or shall otherwise publicly announce, its earnings or revenues for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(f)                                   If the Partnership wishes to offer or sell Units to any Manager as agent at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Partnership shall first (i) prepare and deliver to such Manager (with a copy to counsel to such Manager) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Manager, and, prior to its filing, obtain the written consent of such Manager to such filing (which consent shall not be unreasonably withheld), (ii) provide such Manager with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 4(n)-(p) hereof, (iii) afford such Manager the opportunity to conduct a due diligence review in accordance with Section 4(l) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 3(e) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 3(f) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 4(n)-(p) hereof, and (B) this Section 3(f) shall in no way affect or limit the operation of clause (i) of Section 3(e) hereof, which shall have independent application.

SECTION 4.  Covenants of the Partnership.  The Partnership covenants with the Managers as follows:

(a)                                 Registration Statement Amendments.  After the date of this Agreement and during any period in which a Prospectus relating to any Units is required to be delivered by any Manager under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Partnership will notify  the Managers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information relating thereto; (ii)  the Partnership will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Units or a security convertible into the Units unless a copy thereof has been submitted to  the Managers within a reasonable period of time before the filing and the Managers have not reasonably objected thereto, unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law  (provided, however, that the failure of any Manager to make such objection shall not relieve the Partnership of any obligation or liability hereunder, or affect such Manager’s right to rely on the representations and warranties made by the Partnership in this Agreement), and the Partnership will furnish to  the Managers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iii) the Partnership will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b)                                 Notice of Commission Stop Orders.  The Partnership will advise the Managers, promptly after they receive notice or obtain knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Partnership becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Units.  The Partnership will use its reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Units for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as practicable.

(c)                                  Delivery of Registration Statement and Prospectus.  The Partnership will furnish to the Managers and their counsel (at the expense of the Partnership) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Units is required to be delivered under the Securities Act (including, if requested, all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Managers may from time to time reasonably request (to the extent not previously delivered or filed on EDGAR or any successor system thereto).

(d)                                 Continued Compliance with Securities Laws.  If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Units (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Managers or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Partnership will promptly notify the applicable Manager to suspend the offering of Units during such period and the Partnership will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Partnership will furnish to the Managers such number of copies of such amendment or supplement as the Managers may reasonably request.

(e)                                  Blue Sky and Other Qualifications.  The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as any Manager may designate, will maintain such qualifications in effect so long as required for the distribution of the Units and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(f)                                   Rule 158.  The Partnership will  make generally available to its unitholders as soon as practicable an earnings statement for the purposes of, and to provide to the Managers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)                                  Use of Proceeds.  The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectus under “Use of Proceeds.”

(h)                                 Listing.  During any period in which the Prospectus relating to the  Units is required to be delivered by any Manager under the Securities Act with respect to a pending sale of the Units (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Partnership will use its commercially reasonable efforts to cause the Units to be listed on the NYSE.

(i)                                     Reporting Requirements.  The Partnership, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(j)                                    Notice of Other Sales.  At any time that the sales of the Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled, the Partnership will not, without (i) giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Managers suspending activity under this program for such period of time as requested by the Partnership or as deemed appropriate by the Managers in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for or repayable with Common Units, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Units, or any securities convertible into or exchangeable or exercisable for or repayable with Common Units, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Units to be offered and sold through any Manager pursuant to this Agreement and (y) equity incentive awards approved by the Board of Directors of the General Partner or the compensation committee thereof or the issuance of Common Units upon vesting thereof.

(k)                                 Change of Circumstances.  The Partnership will, at any time during a fiscal quarter in which the Partnership intends to instruct any Manager to sell Units under this Agreement, advise the Managers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Managers pursuant to this Agreement.

(l)                                     Due Diligence Cooperation.  The Partnership will cooperate with any reasonable due diligence review conducted by the Managers or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Partnership’s principal offices, as the Managers may reasonably request.

(m)                             Disclosure of Sales.  The Partnership will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Units sold through the Managers, the Net Proceeds to the Partnership and the compensation payable by the Partnership to the Managers with respect to such Units.

(n)                                 Representation Dates; Certificate.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and:

(1)                     each time the Partnership:

(i)                                     files the Prospectus relating to the Units or amends or supplements the Registration Statement or the Prospectus relating to the Units by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Units;

(ii)                                  files an annual report on Form 10-K under the Exchange Act;

(iii)                               files a quarterly report on Form 10-Q under the Exchange Act; or

(iv)                              files a report on Form 8-K containing amended financial information (other than an earnings release or to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act;

(2)                     at any time the Units are delivered to any Manager as principal pursuant to a Terms Agreement; and

(3)                                 at any other time reasonably requested by the Managers (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 4(n) shall be a “Representation Date”), the Partnership shall furnish the Managers (or in the case of clause (2) above, the relevant Manager party to such Terms Agreement) with a certificate, in the form attached hereto as Exhibit D within three Trading Days of any Representation Date.  The requirement to provide a certificate under this Section 4(n) shall be waived for any Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.  Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following a Representation Date when the Partnership relied on such waiver and did not provide the Managers with a certificate under this Section 4(n), then before the Partnership delivers an instruction pursuant to Section 3(a) or any Manager sells any Units, the Partnership shall provide such Manager with a certificate, in the form attached hereto as Exhibit D, dated the date of such instruction.

(o)                                 Legal Opinion of Partnership Counsel.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Partnership shall cause to be furnished to the Managers a written opinion of Vinson & Elkins L.L.P. (“Partnership Counsel”), or other counsel satisfactory to the Managers, in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit C, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p)                                 Comfort Letter.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Partnership shall cause KPMG LLP (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Managers a letter or letters (the “Comfort Letters”) with respect to each of the Antero Entities, dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Managers, each (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)                                 Opinion of Counsel for the Managers.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Managers shall have received the favorable written opinion or opinions of Latham & Watkins LLP, counsel for the Managers, dated such date, with respect to such matters as the Managers may reasonably request; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a Reliance Letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r)                                    Market Activities.  The Partnership will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, or purchase the Units to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Units to be issued and sold pursuant to this Agreement other than the Managers; provided, however, that the Partnership may bid for and purchase its Common Units in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Partnership during the three Trading Days before or after any sale of any Units pursuant to this Agreement.

(s)                                   No Offer to Sell.  Other than a Permitted Free Writing Prospectus, the Partnership will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Units to be sold by the Managers as principal or agent hereunder.

(t)                                    Sarbanes-Oxley Act.  The Partnership will take all necessary action to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act.

(u)                                 Regulation M.  If the Partnership has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Partnership or the Common Units, it shall promptly notify the Managers and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

SECTION 5.  Payment of Expenses.

The Partnership Parties, jointly and severally, agree to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) any registration or qualification of the Units for offer and sale under the blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vi) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (viii) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (ix) the reasonable fees, disbursements and expenses of one designated outside counsel for the Managers in an amount not to exceed (A) $75,000 in connection with the negotiation and entry into this Agreement (which shall include all matters required to be completed in connection with the execution of this Agreement, including the preparation and filing of the Registration Statement and the Prospectus Supplement) and (B) $20,000 in connection with each review of diligence materials and the documents and other deliverables referred to in Section 4 hereof in connection with each Representation Date; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.  Except as otherwise provided in this Section 5, the Managers will pay all of their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

SECTION 6.  Conditions of the Managers’ Obligations.  The respective obligations of the Managers hereunder with respect to a sale of Units will be subject to the continuing accuracy and completeness of the representations and warranties of the Partnership Parties contained in this Agreement or in certificates of any officer of the Partnership Parties delivered pursuant to the provisions hereof, to the performance by the Partnership Parties of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Units pursuant to this Agreement and (ii) the sale of all Units contemplated to be issued by any instruction by the Partnership given to any Manager pursuant to Section 3(a).

(b)                                 No Material Notices.  None of the following events shall have occurred and be continuing: the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any material document incorporated or deemed to be incorporated therein by reference, untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Partnership’s reports filed with the Commission, there shall not have been any material adverse change in the general affairs, condition (financial or other), business, assets or results of operations of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

(d)                                 Opinion of Counsel for Partnership.  The Managers shall have received the favorable opinion of Partnership Counsel, required to be delivered pursuant to Section 4(o).

(e)                                  Representation Certificate.  The Managers shall have received the certificate required to be delivered pursuant to Section 4(n).

(f)                                   Accountant’s Comfort Letters.  The Managers shall have received the Comfort Letters required to be delivered pursuant Section 4(p).

(g)                                  Approval for Listing.  The Units shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Partnership shall have filed an application for listing of the Units on NYSE at, or prior to, the issuance of any instruction to any Manager to sell Units pursuant to Section 3(a).

(h)                                 No Objection.  Prior to the issuance of any instruction of the Partnership pursuant to Section 3(a), FINRA shall not have raised any objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i)                                     No Suspension.  Trading in the Units shall not have been suspended on the NYSE.

(j)                                    Additional Documents.  On each date on which the Partnership is required to deliver a certificate pursuant to Section 4(n), counsel for the Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)                                 Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any instruction of the Partnership pursuant to Section 3(a) shall have been made within the applicable time period prescribed for such filing by Rule 424.

SECTION 7.  Indemnification and Contribution.

(a)                                 The Partnership Parties agree, jointly and severally, to indemnify and hold harmless each Manager, its affiliates, directors, officers, employees and agents, and each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Prospectus, any Non-Prospectus Road Show or any Issuer Free Writing Prospectus a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of the Managers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Managers consists of the information described as such in Section 7(b) hereof.  This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b)                                 Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Partnership Parties, their directors, each of their officers who signs the Registration Statement, and each person who controls the Partnership Parties within the meaning of either the

Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to  such Manager, but only with reference to any written information furnished to the Partnership Parties by or on behalf of the Managers specifically for inclusion in the Registration Statement and the Prospectus, it being understood and agreed that the only such information furnished by or on behalf of the Managers for inclusion in the Registration Statement and the Prospectus consists of the name of each Manager.  This indemnity agreement will be in addition to any liability which each Manager may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and each Manager, severally and not jointly, agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Partnership Parties and  such Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by such Manager on the other from the offering of the Units; provided, however, that in no case shall any Manager be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and each Manager, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of such Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Partnership Parties shall be deemed to be equal to the total gross proceeds from the offering less the total commissions received by such Manager, and benefits received by such Manager shall be deemed to be equal to the total commissions received by such Manager.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or such Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Partnership Parties and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 7(d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Units purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act and each affiliate, director, officer, employee and agent of any Manager shall have the same rights to contribution as the Managers, and each person who controls the Partnership Parties within the meaning of either the Securities Act or the Exchange Act, each officer of the Partnership Parties who shall have signed the Registration Statement and each director of the Partnership Parties shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Partnership or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Managers or controlling person, or by or on behalf of the Partnership, and shall survive delivery of the Units to any Manager.

SECTION 9.  Termination of Agreement.

(a)                                 Termination by the Partnership.  Subject to the remaining terms of this Section 9, the Partnership shall have the right, by giving notice as hereinafter specified to terminate this Agreement as to any or all Managers in its sole discretion at any time after the date of this Agreement; provided, however, that with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination.

(b)                                 Termination by any Manager.  Subject to the remaining terms of this Section 9, each Manager shall have the right, by giving notice as hereinafter specified to terminate its obligations under this Agreement in its sole discretion at any time after the date of this Agreement.

(c)                                  Automatic Termination.  Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Units through the Managers on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(d)                                 Continued Force and Effect.  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a), (b) or (c) above or otherwise by mutual agreement of the parties.

(e)                                  Effectiveness of Termination.  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by such Manager or the Partnership, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Units, such Units shall settle in accordance with the provisions of this Agreement.

(f)                                   Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and except that, in the case of any termination of this Agreement, Section 2, Section 7, Section 8 and Section 18 hereof shall survive such termination and remain in full force and effect.

SECTION 10.  Notices.  Except as otherwise provided in this Agreement, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Partnership, will be mailed or delivered to the Partnership at the address set forth in the Registration Statement, fax no. (303) 357-7315, Attention of Glen C. Warren, Jr; or if sent to a Manager, will be mailed or delivered to:

Wells Fargo Securities, LLC, Attention:  Equity Syndicate Department, 375 Park Avenue, New York, NY 10152, (fax no:  (212)-214-5918);

Citigroup Global Markets Inc., Attention: General Counsel, 388 Greenwich Street, New York, NY 10012, (fax no: (646) 291-1469);

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: Syndicate Department, One Bryant Park, New York, NY 10036, Facsimile: (646) 855 3073, with a copy to: Facsimile: (212) 230-8730 Attention: ECM Legal;

MUFG Securities Americas Inc., Attention: Capital Markets Group, 1221 Avenue of the Americas, 6th Floor, New York, NY 10020, (fax no: (646) 434-3455);

SunTrust Robinson Humphrey, Inc., Attention: Equity Syndicate Department, 3333 Peachtree Road NE, 11th Floor, Atlanta, GA 30326, (fax no: (404) 926-5872).

SECTION 11.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.  The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Partnership, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s investment banking or related business may be transferred following the date of this Agreement.

SECTION 12.  Applicable Law.  This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

SECTION 13.  Venue.  Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court within the Borough of Manhattan of New York City, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

SECTION 14.  Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

SECTION 15.  Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

SECTION 16.  Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Units or any securities pursuant to this Agreement.

“Commission” means the Securities and Exchange Commission.

“Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act, in accordance with the rules and regulations thereunder.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Units.

“Organizational Agreements” means (A) the Agreement of Limited Partnership of the Partnership, dated as of November 10, 2014 (the “Partnership Agreement”), as amended by Amendment No. 1 to the Partnership Agreement, dated as of February 23, 2016, (B) the Limited Liability Company Agreement of the General Partner dated as of April 11, 2017 (the “GP LLC Agreement”), (C) the Limited Liability Company Agreement of IDR Holdings, dated as of December 31, 2016 (the “IDR Holdings LLC Agreement”), (D) the Limited Liability Company Agreement of Midstream Operating, dated January 16, 2014 (the “Midstream Operating LLC Agreement”), (E) the Limited Liability Company Agreement of Antero Treatment, dated as of August 13, 2015 (the “Antero Treatment LLC Agreement”), (F) the Limited Liability Company Agreement of Antero Water, dated as of November 6, 2014 (the “Antero Water LLC Agreement”), and (G) the Bylaws of Finance Corp, dated as of August 30, 2016 (the “Finance Corp Bylaws”)

“Revolving Credit Facility” means that certain Credit Agreement, dated as of November 10, 2014, by and among the Partnership and certain of its subsidiaries, certain lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, swingline lender and L/C issuer, and the other parties thereto, as amended, supplemented or restated, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Partnership or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Units by the Managers outside of the United States.

SECTION 17.  Research Analyst Independence.  The Partnership Parties acknowledge that the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Managers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership Parties and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Managers’ investment banking divisions. The Partnership Parties acknowledge that each of the Managers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 18.  No Fiduciary Duty.  The Partnership Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and each Manager and any affiliate through which it may be acting, on the other, (b) each Manager is acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the Partnership’s engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership on related or other matters).  The Partnership Parties agree that they will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership Parties, in connection with such transaction or the process leading thereto.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Partnership Parties and the Managers.

Very truly yours,

Antero Midstream Partners LP

By: Antero Midstream Partners GP LLC, its general partner

By:	/s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Chief Administrative Officer, Regional Senior Vice President and Treasurer

Antero Midstream Partners GP LLC

By:	/s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Chief Administrative Officer, Regional Senior Vice President and Treasurer

Signature Page to Equity Distribution Agreement

Accepted:

Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

Citigroup Global Markets Inc.

By:	/s/ Christopher B. Miller
	Name:	Christopher B. Miller
	Title:	Managing Director & Co-Head North American Energy Investment Banking

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Michael Cannon
	Name:	Michael Cannon
	Title:	Managing Director

MUFG Securities Americas Inc.

By:	/s/ Jason Demark
	Name:	Jason Demark
	Title:	Executive Director

SunTrust Robinson Humphrey, Inc.

By:	/s/ Keith Carpenter
	Name:	Keith Carpenter
	Title:	Director

Signature Page to Equity Distribution Agreement

EXHIBIT A

AUTHORIZED INDIVIDUALS

Wells Fargo Securities, LLC

Jennifer Lynch

William O’Connell

Josie Callanan

Elizabeth Alvarez

John Cronin

Thomas DeLoache

Richard Maxwell

Bernard Chang

Ryan Stash

Citigroup Global Markets Inc.

Mark Richman

Matthew Morris

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Dave Moran

TJ Opladen

MUFG Securities Americas Inc.

Jason Demark

Michael Madden

Vincent McLaughlin

SunTrust Robinson Humphrey, Inc.

Geoff Fennel

Keith Carpenter

Antero Midstream Partners LP

Paul Rady

Glen Warren, Jr.

Michael Kennedy

A-1

EXHIBIT B

SUBSIDIARIES OF THE PARTNERSHIP

Name	Jurisdiction of Organization	Type of Entity

Antero Midstream LLC	Delaware	Limited Liability Company

Antero Treatment LLC	Delaware	Limited Liability Company

Antero Water LLC	Delaware	Limited Liability Company

Antero Midstream Finance Corporation	Delaware	Corporation

B-2

EXHIBIT C

FORM OF OPINION OF PARTNERSHIP COUNSEL

(a)           Each of the Antero Entities, other than the General Partner, has been duly formed and each of the Antero Entities is validly existing and in good standing under the laws of the State of Delaware, with all limited liability company or limited partnership, as the case may be, power and authority necessary to conduct its business as described in the Prospectus.

(b) Each of the Antero Entities is duly qualified to do business as a foreign limited liability company or limited partnership, as applicable, in good standing in all jurisdictions listed on Annex A to such opinion.

(c)           Antero Midstream GP LP is the sole member of the General Partner and owns 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Antero Midstream GP LP as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation, other than (A) restrictions on transferability contained in the GP LLC Agreement and (B) Liens created by or arising under the Delaware LLC Act.

(d)           The General Partner is the sole general partner of the Partnership and owns a noneconomic general partner interest in the Partnership; the General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, is fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and conforms in all material respects to the description thereof contained in the Prospectus; and the General Partner Interest is owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation, other than (A) restrictions on transferability contained in the Partnership Agreement and (B) Liens created by or arising under the Delaware LP Act.

(e)           As of the date hereof, and prior to the issuance of the Units as contemplated by the Agreement, the issued and outstanding limited partner interests in the Partnership consist of (1) 185,841,994 Common Units and (2) the Incentive Distribution Rights issued to IDR Holdings; the equity holders of the Partnership have no preemptive rights with respect to the Units under federal law, the Delaware LP Act or any other instrument to which the Partnership is a party which is filed as an exhibit to the Registration Statement (including exhibits to documents incorporated by reference in the Registration Statement); and, except as set forth in the Prospectus, no options, warrants or preemptive or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities of or ownership interests in the Partnership are outstanding under any instrument to which the Partnership is a party which is filed as an exhibit to the Registration

Statement (including exhibits to documents incorporated by reference in the Registration Statement).

(f)            IDR Holdings owns all of the Incentive Distribution Rights, and Antero owns all of the Sponsor Units; the Incentive Distribution Rights and the Sponsor Units, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Incentive Distribution Rights and the Sponsor Units are owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming IDR Holdings or Antero, as applicable, as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation, other than (A) restrictions on transferability contained in the Partnership Agreement and (B) Liens created by or arising under the Delaware LP Act.

(g)           The Units to be sold by the Partnership, and the limited partner interests represented thereby, when delivered to the Managers against payment therefor in accordance with the terms of this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).  Other than the Sponsor Units and the Incentive Distribution Rights, the Units are the only limited partner interests of the Partnership issued or outstanding as of the date hereof.

(h)           The Partnership is the sole member of Midstream Operating and owns 100% of the limited liability company interests in Midstream Operating; such limited liability company interests have been duly authorized and validly issued in accordance with the Midstream Operating LLC Agreement and are fully paid (to the extent required under the Midstream Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation, other than (A) restrictions on transferability contained in the Midstream Operating LLC Agreement, (B) Liens created by or arising under the Delaware LLC Act and (C) pledges of equity interests in connection with the Revolving Credit Facility.

(i)            The Partnership is the sole member of Antero Treatment and owns 100% of the limited liability company interests in Antero Treatment; such limited liability company interests have been duly authorized and validly issued in accordance with the Antero Treatment LLC Agreement and are fully paid (to the extent required under the Antero Treatment LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation, other than (A) restrictions on transferability contained in the Antero Treatment LLC Agreement, (B) Liens created by or arising under the Delaware LLC Act and (C) pledges of equity interests in connection with the Revolving Credit Facility.

(j)            The Partnership is the sole member of Antero Water and owns 100% of the limited liability company interests in Antero Water; such limited liability company interests have been duly authorized and validly issued in accordance with the Antero Water LLC Agreement and are fully paid (to the extent required under the Antero Water LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation, other than (A) restrictions on transferability contained in the Antero Water LLC Agreement, (B) Liens created by or arising under the Delaware LLC Act and (C) pledges of equity interests in connection with the Revolving Credit Facility.

(k)           Midstream Operating owns 50% of the limited liability company interests in Sherwood Midstream (the “Sherwood Midstream Interest”; such limited liability company interests have been duly authorized and validly issued in accordance with the Sherwood Midstream LLC Agreement and are fully paid (to the extent required under the Sherwood Midstream LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Midstream Operating as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation, other than (A) restrictions on transferability contained in the Sherwood Midstream LLC Agreement and (B) Liens created by or arising under the Delaware LLC Act.

(k)           No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Partnership for the consummation of the transactions contemplated by this Agreement, except such as have been disclosed in the Prospectus, such as have been obtained or made, or such as may be required under federal or state securities laws or by FINRA rules, in each case where the failure to obtain such consent, approval, authorization or order of, or filing with, would not reasonably be expected to materially impair the ability of the Partnership Parties to consummate the transactions contemplated by this Agreement;

(l)            The execution, delivery and performance of this Agreement or the consummation of the transactions herein contemplated by the Antero Entities, or described in the Prospectus, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any of the Antero Entities pursuant to (i) the certificate of formation of limited partnership agreement (or similar organizational documents) of any of the Antero Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Antero Entities or any of their properties, or (iii) any agreement or instrument to which any of the Antero Entities is a party or by which any of the Antero Entities is bound or to which any of the properties of any of the Antero Entities is subject that is, in each case, filed as an exhibit to a Registration Statement, except for any breach, violation or default described in clauses (ii) and (iii) which would not, individually or in the aggregate, have a Material Adverse Effect; with respect to clause (ii) above, such counsel expresses no opinion as to the application of any state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations;

(m)         The Registration Statement has become effective under the Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement (if any) was filed and became effective under the Securities Act as of the date and time (if determinable) specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion (or, if stated in such opinion, pursuant to Rule 462(c)) on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or threatened under the Act;

(n)           This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties;

(o)           The Registration Statement and Prospectus, and each amendment or supplement thereto, as of their respective effective times or issue dates, appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission; and

(p)           The statements in the Registration Statement and the Prospectus under the captions “Business and Properties—Regulation of Operations”; “Business and Properties—Regulation of Environmental and Occupational Safety and Health Matters”; “Business and Properties—Legal Proceedings”; “Conflicts of Interest and Fiduciary Duties”; “Description of the Common Units”; “How We Make Distributions to Our Partners”; “The Partnership Agreement”; and “Material U.S. Federal Income Tax Consequences,” and Item 15 in the Registration Statement, in each case, insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects.

(q)           Such counsel’s opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Managers may rely on such opinion as if it were addressed to them.

(r)            None of the Antero Entities is now and, after giving effect to the offering and sale of the Units by the Partnership and the application of the proceeds therefrom as described in the Prospectus, none of the Antero Entities will be required to register as an “investment company” within the meaning of the Investment Company Act.(1)

(1)  Company Counsel will also provide customary negative assurance.

EXHIBIT D

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected [  ], of Antero Midstream GP LLC, a Delaware limited liability company and the general partner of Antero Midstream Partners LP (the “Partnership”), a Delaware limited partnership, does hereby certify in such capacity and on behalf of the Partnership, pursuant to Section 4(n) of the Equity Distribution Agreement dated May 11, 2017 (the “Agreement”) between the Partnership and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc. and SunTrust Robinson Humphrey, Inc., that to the knowledge of the undersigned:

(i)            The representations and warranties of the Partnership Parties in Section 2 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)           The Partnership Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Managers).

IN WITNESS WHEREOF, the undersigned has executed this Officer Certificate as of the date first written above.

By:
Name:
Title:

D-1